UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2011 (November 14, 2011)

MISONIX, INC.
(Exact name of registrant as specified in its charter)

New York	1-10986	11-2148932
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1938 New Highway, Farmingdale, NY	11735
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (631) 694-9555

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2011, MISONIX, INC. (the “Company”) entered into a letter agreement with Richard A. Zaremba, the Company’s Senior Vice President and Chief Financial Officer (the “Zaremba Letter”), pursuant to which the Company increased the amount of benefits payable to Mr. Zaremba in the event of a Change in Control of Misonix (as defined in the Zaremba Agreement).  In the event of a Change in Control of Misonix, Mr. Zaremba wil1 receive one-time additional compensation in an amount equal to twelve (12) months base salary.  Previously, Mr. Zaremba was entitled to a payment equal to six (6) months base salary.

On November 14, 2011, the Company entered into a letter agreement with Michael C. Ryan, the Company’s Senior Vice President – Medical Division (the “Ryan Letter”), pursuant to which the Company agreed to provide benefits to Mr. Ryan in the event of a Change in Control of Misonix.  In the event of a Change in Control of Misonix, Mr. Ryan wil1 receive one-time additional compensation in an amount equal to twelve (12) months base salary.

The foregoing descriptions of the Zaremba Agreement and the Ryan Agreement are qualified in their entirety by reference to the provisions of the Zaremba Agreement and the Ryan Agreement attached to this report as Exhibits 10.1 and 10.2, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Letter Agreement, dated November 14, 2011, by and between MISONIX, INC. and Richard A. Zaremba.

Exhibit 10.2	Letter Agreement, dated November 14, 2011, by and between MISONIX, INC. and Michael C. Ryan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2011	MISONIX, INC.

	By:	/s/ Richard A. Zaremba
Richard A. Zaremba
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Letter Agreement, dated November 14, 2011, by and between MISONIX, INC. and Richard A. Zaremba.

Exhibit 10.2	Letter Agreement dated November 14, 2011, by and between MISONIX, INC. and Michael C. Ryan.